Exhibit 99.1

TRANSOCEAN LTD. ANNOUNCES CLOSING OF U.S. $1.25 BILLION OFFERING OF NOTES DUE 2023

ZUG, SWITZERLAND – July 22, 2016 – Transocean Ltd. (NYSE: RIG) announced today that Transocean Inc., its wholly-owned subsidiary (collectively with Transocean Ltd., “Transocean”), has closed its previously announced offering of U.S. $1.25 billion in aggregate principal amount of senior unsecured notes due 2023 pursuant to Rule 144A/Regulation S to eligible purchasers. The notes are guaranteed by Transocean Ltd. and certain of Transocean Inc.’s subsidiaries.

Transocean has applied U.S. $854,932,378.21 of the net proceeds from the notes offering to fund its previously announced tender offers to purchase for cash up to U.S. $1.0 billion aggregate principal amount of its 6.500% Senior Notes due 2020, 6.375% Senior Notes due 2021 and 3.800% Senior Notes due 2022 (collectively, the “Existing Notes”), and the remaining portion of the net proceeds from the offering are intended to be used to refinance existing indebtedness and for general corporate purposes.

The securities offered have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The securities offered may not be publicly offered, sold or advertised, directly or indirectly, in Switzerland. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities in the United States, shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such offering or sale would be unlawful and does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. This press release shall not constitute an offer to purchase the Existing Notes. The tender offers are being made only pursuant to the offer to purchase. This press release contains information about pending transactions, and there can be no assurance that these transactions will be completed. Any public offering of Transocean’s securities in the United States will be made only by means of a prospectus that will contain detailed information about Transocean and its management, as well as financial statements. There shall not be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 60 mobile offshore drilling units consisting of 29 ultra-deepwater floaters, seven harsh-environment floaters,  four deepwater floaters,  10 midwater floaters, and 10 high-specification jackups. In addition, the company has five ultra-deepwater drillships and five high-specification jackups under construction or under contract to be constructed.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

This press release contains certain forward-looking information and forward-looking statements as defined in applicable securities laws (collectively referred to as “forward-looking statements”). Forward-looking statements include: statements regarding the use of proceeds of the notes offering and the terms and timing for completion of the tender offers, including the expected expiration date and settlement dates thereof.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Transocean Ltd. to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, conditions in financial markets and other risk factors as detailed from time to time in Transocean Ltd.’s reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned against unduly relying on forward-looking statements. Forward-looking statements are made as of the date of the relevant document and, except as required by law, Transocean undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647